UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2010
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On November 8, 2010, Santarus, Inc. (“Santarus” or the “Company”) issued a press release announcing positive top-line results from the Phase III clinical study conducted in Europe to evaluate the safety and efficacy of budesonide MMX® for the induction of remission of mild or moderate active ulcerative colitis. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The study results show that budesonide MMX 9 mg taken once daily met the primary endpoint of superiority to placebo (p=0.0047) in achieving clinical remission as measured by the ulcerative colitis disease activity index (“UCDAI”) score after eight weeks of treatment. The top-line study results also indicate that budesonide MMX 9 mg and 6 mg were generally well tolerated and the frequency of treatment related adverse events was similar across all treatment groups. Santarus and Cosmo Technologies Ltd., a subsidiary of Cosmo Pharmaceuticals (“Cosmo”), are collaborating on the budesonide MMX Phase III clinical program.
     Under the statistical analysis plan submitted to the U.S. Food and Drug Administration (“FDA”) for the Phase III study, to achieve statistical significance the budesonide MMX 9 mg and 6 mg treatment arms required a separate analysis at a p-value of 0.025 compared with the placebo group. The intent-to-treat (“ITT”) population in the pre-defined statistical analysis plan was all randomized patients who received at least one dose of a study drug, excluding patients with normal histology at baseline as determined by biopsy, Good Clinical Practice (“GCP”) violations or major entry criteria violations.
     Based on the preliminary analysis, the remission rates for the four treatment groups in the ITT population are summarized in the table below (the p-values correspond to the statistical comparison of remission rates in the three active treatment groups with placebo):

	Number of	Patients in
Treatment Arm	Patients	Remission (%)	p-value
Budesonide MMX 9 mg	109	19 (17.4%)	0.0047	*
Budesonide MMX 6 mg	109	9 (8.3%)	0.2876
Entocort® EC (budesonide) reference arm(a)	103	13 (12.6%)	0.0481	**
Placebo	89	4 (4.5%)

*	Statistically significant vs. placebo at p=0.025

**	Statistically significant vs. placebo at p=0.05

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Entocort EC
     Remission rates for the treatment groups consisting of per protocol patients versus placebo, based on the preliminary analysis, are summarized in the table below:

	Number of	Patients in
Treatment Arm	Patients	Remission (%)	p-value
Budesonide MMX 9 mg	84	19 (22.6%)	0.0047	*
Budesonide MMX 6 mg	73	8 (11.0%)	0.2922
Entocort EC (budesonide) reference arm(a)	72	12 (16.7%)	0.0483	**
Placebo	67	4 (6.0%)

*	Statistically significant vs. placebo at p=0.025

**	Statistically significant vs. placebo at p=0.05

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Entocort EC
The per protocol patients treatment group excluded patients from the ITT patient population who had specified protocol deviations.
     Remission rates for the data set consisting of all 511 patients receiving at least one dose of study drug versus placebo (with patients who had normal histology at baseline or GCP violations or major entry criteria violations assigned to the non-responder group), based on the preliminary analysis, are summarized in the table below:

	Number of	Patients in
Treatment Arm	Patients	Remission (%)	p-value
Budesonide MMX 9 mg	127	19 (15.0%)	0.0022	*
Budesonide MMX 6 mg	128	9 (7.0%)	0.2588
Entocort EC (budesonide) reference arm(a)	126	13 (10.3%)	0.0429	**
Placebo	130	5 (3.8%)

*	Statistically significant vs. placebo at p=0.025

**	Statistically significant vs. placebo at p=0.05

(a)	Not powered to show a statistical difference between budesonide MMX treatment arms and Entocort EC
     Treatment emergent and treatment related adverse events (“AEs”) for the safety data set, as well as the distribution between mild, moderate and severe AEs, based on the preliminary analysis, are summarized in the tables below:

	Treatment	Treatment Not	Treatment
	Related AEs	Related AEs	Emergent AEs
Treatment Arm	(%)	(%)	(%)
Budesonide MMX 9 mg (n=128)	25.8	29.7	55.5
Budesonide MMX 6 mg (n=128)	21.9	40.6	62.5
Entocort EC (budesonide) reference arm (n=126)	23.0	31.7	54.8
Placebo (n=129)	24.0	20.2	44.2

	Mild AEs	Moderate AEs	Severe AEs
Treatment Arm	(%)	(%)	(%)
Budesonide MMX 9 mg (n=128)	21.1	25.0	9.4
Budesonide MMX 6 mg (n=128)	28.1	29.7	3.9
Entocort EC (budesonide) reference arm (n=126)	23.8	23.0	7.9
Placebo (n=129)	14.0	24.8	3.9
Santarus believes the ITT population defined in its statistical analysis plan is appropriate, however, additional sensitivity analyses as described above or otherwise may be performed as part of the regulatory review process.

     Santarus plans to submit a New Drug Application (“NDA”) for budesonide MMX 9 mg in the second half of 2011 following the completion of the ongoing double-blind, placebo-controlled extended use study.
     Based on the results of the U.S. and European Phase III clinical studies, Cosmo is entitled to receive a $3.0 million milestone payment, payable in cash or through issuance of shares of Santarus’ common stock, at Cosmo’s option, subject to certain limitations.
Budesonide MMX Phase III Study Design
     Budesonide MMX was evaluated for the treatment of mild or moderate active ulcerative colitis in two Phase III clinical studies, both of which are intended to support U.S. regulatory submission. The primary endpoint was the achievement of clinical remission, defined as a UCDAI score ≤ 1 after eight weeks of treatment with a score of 0 for rectal bleeding and stool frequency, and ≥ 1 point reduction from baseline in the endoscopy score without any sign of mucosal friability (an indicator of mucosal inflammation).
     Each clinical study was a multicenter, randomized, double-blind, double-dummy, placebo-controlled four-arm study.
•	Study CB-01-02/02 was conducted in Europe and compared budesonide MMX 9 mg or 6 mg dosed once daily to placebo. A reference arm using three Entocort EC 3 mg capsules for a total of 9 mg dosed once daily was also included.

•	Study CB-01-02/01 was conducted in the U.S. and India and compared budesonide MMX 9 mg or 6 mg dosed once daily to placebo. A reference arm using two Asacol® (mesalamine) 400 mg delayed-release tablets dosed three times a day for a total of 2400 mg daily was also included.
The Phase III clinical studies were powered to show a statistical difference between the two budesonide MMX treatment arms and placebo. The reference arms using Entocort EC in the European study and Asacol in the U.S./Indian study were not powered to show statistical differences versus budesonide MMX.
Extended Use Study Ongoing Through Second Quarter 2011
     As previously reported, the FDA requested that the results from an additional 12-month extended use study be included in the Phase III clinical program to support a U.S. regulatory submission. This study is designed to:
•	Evaluate the long-term safety and tolerability of budesonide MMX 6 mg, and

•	Collect data on the efficacy of budesonide MMX 6 mg in the maintenance of remission of ulcerative colitis compared to placebo.

A total of 123 patients from the Phase III clinical studies in the U.S., India and Europe were enrolled in this double-blind, placebo-controlled extended use study, which is scheduled to be completed in the second quarter of 2011.
Forward-Looking Statements
     Santarus cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Forward-looking statements include statements regarding: the timing for completion of the extended use study and the U.S. NDA submission for budesonide MMX. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Santarus’ business, including, without limitation: Santarus’ ability to successfully develop its budesonide MMX and other product candidates in a timely manner or at all (including timely and successful completion of the budesonide MMX extended use study); whether Santarus is able to obtain regulatory approval for budesonide MMX and its other product candidates in a timely manner or at all, including whether the FDA agrees with the statistical analysis plan for the budesonide MMX Phase III studies, the clinical interpretation of the results and the conduct of the studies; risks associated with the collaboration with Cosmo relating to the MMX product candidates, including the potential for termination of the collaboration; competition from other products; unexpected adverse side effects or inadequate therapeutic efficacy of Santarus’ products and product candidates; the scope and validity of patent protection for Santarus’ products and product candidates; and other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus’ products and product candidates; and other risks detailed in Santarus’ prior public periodic filings with the Securities and Exchange Commission.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated November 8, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: November 8, 2010	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 8, 2010